Exhibit 99.1

August 4, 2010 Proposed Acquisition of

Forward Looking Statements In addition to historical information, this presentation contains forward-looking statements. SkyWest, Inc. (“SkyWest”) may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass SkyWest's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should," "likely" and similar expressions identify forward-looking statements. All forward-looking statements included in this presentation are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statement. Readers should note that many factors could affect the proposed combination of Atlantic Southeast Airlines, Inc. (“Atlantic Southeast”) and ExpressJet Holdings, Inc. (“ExpressJet”), as well as the future operating and financial results of SkyWest, Atlantic Southeast and ExpressJet, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this presentation. These factors include, but are not limited to, the risk that the proposed transaction will not close; the risk that, if the proposed transaction does close, the operations of Atlantic Southeast and ExpressJet will not be integrated successfully or at all; the parties’ ability to obtain regulatory approvals necessary to complete the proposed transaction and implement Atlantic Southeast’s intended business strategy; the ability of the combined company to realize potential synergies and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; approval of the proposed transaction by ExpressJet stockholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction. Actual operational and financial results of SkyWest, Atlantic Southeast and ExpressJet will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among those identified above: the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; ongoing negotiations between SkyWest, Atlantic Southeast and ExpressJet and their major partners regarding their contractual relationships; the financial stability of those major partners regarding any impact on the contracts that SkyWest, Atlantic Southeast or ExpressJet operates under in their behalf; the resolution of current litigation with a major airline partner of SkyWest and Atlantic Southeast; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission; including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2009, entitled “Risk Factors.” This presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of SkyWest or ExpressJet. If any such offer is commenced by SkyWest, SkyWest will file and deliver all forms, notices and documents required under state and federal law. This presentation does not constitute a solicitation of any vote or approval. In connection with the proposed transaction ExpressJet has agreed to file with the Securities and Exchange Commission ("SEC") a proxy statement. SkyWest and ExpressJet also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. 2

Introduction On August 3, 2010 we executed an agreement to acquire ExpressJet for $6.75 per share or approximately $133 million (after giving effect to shares of ExpressJet owned by Atlantic Southeast). This transaction is made possible by the quality of the ExpressJet operations and the front-line employees dedicated to maintaining that high standard of quality. With the condition of our balance sheet, liquidity and reputation, we believe we can offer a long-term future for ExpressJet and its employees. We anticipate the deal will be accretive, with the potential for $0.45 - $0.50 of incremental annual EPS once Single Operating Certificate benefits are achieved. We expect the acquired operations to generate positive cash flows of approximately $35 million on an annual basis once Single Operating Certificate benefits are achieved. We have already invested significant time, money and effort into developing a formal Post Merger Integration (PMI) plan. Implementation of PMI will begin immediately after closing. Through these PMI efforts, we aim to achieve $60 to $70 million in annual savings once Single Operating Certificate benefits are achieved. However, the financial benefits of the transaction are almost wholly dependent on our ability to realize these cost savings and integration benefits. 3

# Summary Terms

## Key Transaction Elements

- ExpressJet stockholders will receive $6.75 per share in cash consideration post-closing.
- No financing contingency – SkyWest intends to fund the acquisition purchase price out of existing cash.
- SkyWest will retain ExpressJet's cash balance of approximately $96 million (including restricted cash).
- The transaction requires approval by ExpressJet stockholders.
- Continental and United have already consented to the transaction.
- SkyWest has substantially negotiated a new capacity purchase agreement with Continental which will become effective upon consummation of the transaction.
- Customary antitrust and DOT regulatory approvals are required.
- The transaction is not contingent on the planned merger of Continental and UAL.

## Post-Deal Structure

- ExpressJet operations will be integrated into Atlantic Southeast, and ultimately will be operated as a single carrier under the Atlantic Southeast name (expected within 12 to 18 months).
- The combined Atlantic Southeast-ExpressJet business will be headquartered in Atlanta, though a significant number of ExpressJet functions will remain in Houston during the integration period. Longer term operations in Houston will be assessed during integration.
- Atlantic Southeast presently intends to continue all XJT crew bases and contract flying services for Continental and United. All other service lines and operational centers remain under review.

## Management and Governance

- No change to SkyWest management or board of directors.
- Current Atlantic Southeast President and COO Brad Holt will continue in that role in the combined Atlantic Southeast-ExpressJet business.

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We Have Continental’s Support Continental accounts for approximately 86% of ExpressJet’s current block hours Continental has consented to ownership change The proposed Continental contract features... 206 aircraft under typical “fixed-fee” contract terms 10 year contract term 5 years of rate protection (2015 rate reset) Well positioned for 75 replacement aircraft Additional 15 growth aircraft to be added during contract term Continental gets... continuation of favorable regional pricing and service quality improved counterparty risk, with SkyWest replacing undercapitalized ExpressJet a partner with resources to acquire next generation regional aircraft on optimal terms 5

About ExpressJet Headquarters: Houston Aircraft: 244 Embraer regional jets Employees: approximately 5,700 NYSE symbol: XJT 52-week stock price range: $1.35 - $5.23 Estimated 2010 revenue: $786 million (1) 3/31/10 book value per share: $9.39 3/31/10 net cash value per share: $2.61 Note: 1.6/02/10 independent research analyst estimate 6

# About ExpressJet (cont.)

| Current Fleet | | | |
|---|---|---|---|
| 206 | aircraft flying under | Continental Airlines | fixed fee contract |
| 32 | aircraft flying under | UNITED | fixed fee contract |
| 6 | aircraft operated for charter customers | | |
| 244 | Total aircraft | | |

***All ExpressJet aircraft are either Embraer ERJ-145s or ERJ-145XRs. ExpressJet is the largest operator of this fleet type in the industry, and the only operator of the longer range ERJ-145XR version.***

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About ExpressJet (cont.) ExpressJet provides the overwhelming majority of regional passenger feed at Continental’s hubs in Houston, Newark and Cleveland. Continental’s market share in these airports, including ExpressJet and other Continental-controlled capacity, identifies them as “fortress hubs” and adds to Continental’s appeal as a customer. 8

# About ExpressJet (cont.)

## Labor Groups

| Group | Approx Employees | Representative | Contract Amendable Date | Notes |
|---|---|---|---|---|
| **Pilots** | 2,100 | ALPA | Dec. 2010 | ALPA already represents Atlantic Southeast pilots |
| **Mechanics** | 900 | Teamsters | Aug. 2009 | |
| **Flight Attendants** | 1,000 | IAM | Aug. 2010 | |
| **Dispatchers** | 100 | Transport Workers | July 2009 | |
| **Production Workers** | 30 | Union of Ind. Production Workers | N/A | |

***We expect the transaction will be welcomed by ExpressJet's employees, as it provides them visibility and opportunity beyond 2015 when ExpressJet's current Continental contract expires.***

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The Combined Entity – The Fleet Fleet Data Totals Embraer120s 48 48 CRJ-200s 140 112 252 CRJ-700s 83 38 121 CRJ-900s 21 10 31 ERJ-145s 244 244 Totals 292 160 244 696 SkyWest Group will be the world’s largest operator of both Bombardier and Embraer aircraft. 10

The Combined Entity – Diversified Flying Fleet Diversification SkyWest will be the largest provider of regional passenger feed to each of CO, DL and UA. Today With ExpressJet 11 Continental 30% United 34% Delta 35% Other 2%  Other 2%

The Combined Entity – The Network 12

# Acquisition Thesis

***We have considered a variety of strategic initiatives over the past several quarters, including the acquisition of other regional carriers. We believe the proposed acquisition of ExpressJet is preferable for the following reasons:***

| | |
|---|---|
| **Continental Positioning** | Gain the benefits of incumbency as Continental's main regional partner<br>– gain inside track to fly the aircraft that will replace Continental's existing 50-seat jets<br>– upside possible if Continental gains "scope relief" and can fly larger gauge aircraft |
| **Financial Benefits** | Anticipate both EPS and cash flow accretion after integration period |
| **Cost Competitiveness** | Additional scale anticipated to bring down unit cost structure at combined Atlantic Southeast-ExpressJet in several cost categories, including maintenance, G&A and purchased goods/services |
| **ASA Integration Fit** | Geographic, operational and labor fit with Atlantic Southeast |
| **Strategic Differentiation** | SkyWest scale and sector-leading balance sheet anticipated to ultimately allow SkyWest to offer regional capacity to its customers on particularly competitive terms |

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# Creating Competitive Advantage at SKYW

- The ExpressJet deal advances SkyWest's broader strategic goal of differentiating itself from other regional capacity providers and changing the terms of trade in its market in a way that is responsive to the preferences of its network customers.
- SkyWest's tangible competitive advantages post-deal…

| Attribute | Potential Advantages |
|---|---|
| Largest pool of regional aircraft | ▪ Operating / maintenance scale efficiencies<br>▪ Volume purchasing advantages for services and components<br>▪ Ability to offer customers broad gauge choices (30 to 80 seats)<br>▪ Future ability to offer customers greater flexibility on contract duration, utilization, other key terms |
| Largest worldwide customer of Bombardier and Embraer | ▪ Aircraft acquisition cost advantages<br>▪ Only operator of ERJ-145XR, with unique range performance |
| Strongest balance sheet | ▪ Aircraft financing cost advantages<br>▪ Marketing advantage – customers perceive lower counterparty risks by partnering with SkyWest<br>▪ Ability to acquire aircraft or other assets from customers<br>▪ Stability helps attract and retain personnel |

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Timeline The integration benefits take time to implement, but we believe they will be worth the wait. Integration Planning Pre-SOC integration benefits implemented Post-SOC synergies implemented Sign merger agreement File HSR notice Proxy mailed to XJT holders XJT shareholder approval Closing SOC expected First full year with integration benefits in place SOC = Single air carrier operating certificate 15

Integration Plan – Key Elements We intend to integrate ExpressJet's operations in Atlantic Southeast’s operations and move to combine carriers under a single FAA operating certificate within 12-18 months after closing. We have formed a form Post Merger Integration (PMI) Office and a Single Operating Certificate (SOC) Office and have identified approximately 35 projects for integration. ExpressJet’s contract flying services for Continental and United are expected to continue, along with all current crew bases. ExpressJet's contract flying services for Continental and United are expected to continue, along with current crew bases. All other ExpressJet service lines and operational centers will be reviewed as part of the PMI plan. These integration savings should be measured against a total starting cost base of approximately $760 million per year for ExpressJet, and against $1.3 billion for the combined ASA / ExpressJet (not including fuel and aircraft lease / ownership costs). 16

Financial Impact If we meet our integration plan goals, we believe the acquisition will result in $0.45 to $0.50 per share of annual EPS benefit once pre-SOC and post-SOC synergies are fully realized. Cash flow contribution should be immediately positive and will increase meaningfully as cost savings and integration benefits are realized 17

What Stays the Same at SkyWest Superior safety and customer service culture Best balance sheet in the industry, with approximately $800 million of cash post-deal Commitment to low costs Aggressive pursuit of organic growth opportunities Focus on shareholder wealth creation: no shares issued in this transaction still have ample cash for stock buybacks all M&A deals must be accretive to EPS and cash flow Sound fundamentals of regional airline sector: daily essential need for regional air service serve markets not easily contested by LCCs at least four competitors likely to exit via consolidation this year mostly sheltered from risks of fuel prices, fares and loads 18

August 4, 2010 Proposed Acquisition of